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                                                                    EXHIBIT 10.5


                      RADIO NETWORK AFFILIATION AGREEMENT

         THIS RADIO NETWORK AFFILIATION AGREEMENT (this "Agreement") is made as of April 5, 2001 between Clear Channel Broadcasting, Inc. ("Clear Channel") and SBS of San Francisco, Inc. ("SBS"), the Federal Communications Commission ("FCC") licensee of radio station KXJO-FM, Alameda, California ("KXJO").

                                    Recitals

         Clear Channel provides to affiliated stations a radio network programming service (the "Rock Network") consisting of rock music programming targeted to 18 to 49 year old adults, including top-rated personalities, national and locally researched music, national contesting, marketing and benchmark programming features. KXJO is desirous of airing Rock Network programming and wishes to affiliate with the Rock Network on the terms and conditions set forth herein.

                                   Agreement

         NOW, THEREFORE, taking the foregoing recitals into account, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.       NETWORK AFFILIATION AND BROADCAST OF ROCK NETWORK PROGRAMS

         A. Clear Channel will offer the Rock Network programming feed for broadcast by KXJO. Clear Channel will have the right to authorize any other radio broadcast station to air Rock Network programming, regardless of the community to which such station is licensed by the FCC.

         B. Except as provided in I.C and I.D below, KXJO agrees to broadcast in its entirety all Rock Network programming which it chooses to broadcast, including, but not limited to, the network commercials, network identifications, program promotional material and credit announcements therein (the "Network Programs"), and except for the inclusion of local announcements or programming in periods designated in Schedule A attached hereto as available for such material, KXJO agrees to broadcast such Network Programs without interruption, deletion, or addition of any kind. Clear Channel may at any time, upon prior written notice to KXJO, substitute for any scheduled Network Program another Network Program. Nothing contained in this agreement shall be construed to prevent or hinder Clear Channel, upon notice to KXJO as soon as practicable, from cancelling any Network Program(s) or adding any Network Program(s) reasonably acceptable to KXJO.

         C. KXJO will carry every network commercial in the time periods designated in Schedule A attached hereto, even if it does not otherwise accept the Network Program(s) in
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those time periods, unless KXJO reasonably believes such commercial to be unsuitable for broadcast in the station's community. Such commercials shall be carried at a time or times mutually agreeable to KXJO and Clear Channel.

         D. With respect to Network Programs, nothing herein contained shall be construed to prevent or hinder KXJO from (a) rejecting or refusing a Network Program(s) which KXJO reasonably believes to be unsuitable for broadcast, or
(b) substituting a program which, in KXJO's opinion, is of greater local or national importance. KXJO shall give Clear Channel prompt written notification of any such refusal, rejection or substitution.

         E. The Rock Network may from time to time distribute Network Programs that are sustaining or local spot carrier programs. Such programs may not be interrupted for commercial announcements unless Clear Channel has designated periods of time available for local sale. KXJO agrees to abide by any restrictions Clear Channel has specified with respect to such local availabilities.

         F. KXJO agrees that no Network Program fed to it by the Rock Network will be broadcast on a delayed basis without Clear Channel's prior approval.

         G. Rock Network Programs will be delivered to KXJO via TI line. Clear Channel shall bear all costs of delivering the Rock Network feed to KXJO's studio, including but, not limited to, the cost of any receiving equipment and maintenance thereof.

         H. Clear Channel will provide traffic and continuity services to KXJO in connection with Rock Network programming at no cost to KXJO. Clear Channel will not engage in any sales or billing activities with respect to advertising sold locally by KXJO.

II.  STATION COMPENSATION

         Clear Channel agrees to pay SBS compensation in accordance with the provisions set forth in Schedule A attached hereto and made a part hereof.

III. GENERAL

         A. KXJO will submit reports in writing on forms provided by Clear Channel not later than the deadline date specified on such forms, or ten (10) days after receipt of such forms, whichever is earlier. These reports will cover Network Programs and commercials broadcast by KXJO as Clear Channel may reasonably request, including, but not limited to, declarations of clearance and affidavits of performance.

         B. KXJO is responsible for the strict accuracy of its declarations of clearance and affidavits of performance. If a Radar (or other monitoring service) audit determines that a program or commercial was not broadcast at the time indicated in a KXJO declaration of clearance or affidavit of performance, and such discrepancy is substantial, Clear Channel shall


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be entitled to deduct such amount from compensation payments due KXJO as will make Clear Channel whole for the program(s) or commercial(s) not broadcast.

         C. Subject to the provisions of Schedule A to this agreement, neither KXJO nor Clear Channel shall incur any liability hereunder because of Clear Channel's failure to deliver, or KXJO's failure to broadcast, any or all Network Programs due to:

         a)       failure of facilities;

         b)       labor disputes, or

         c) causes beyond the control of the party so failing to broadcast or deliver.

         D. All questions or discrepancies regarding compensation must be presented to Clear Channel in writing within six (6) months of the period in question or within six (6) months of the receipt of payment for the broadcast month in question, whichever is greater. Otherwise, all payments and/or penalties shall be deemed accepted and corrected by SBS.

         E. In the event that KXJO at any time files an application to change its community of license, transmitter location, power, frequency or hours of operation, or makes a change in program format (other than as a result of KXJO's affiliation with the Rock Network pursuant to this Agreement), KXJO agrees to notify Clear Channel, in writing, within forty-eight (48) hours of such filing or format change. If Clear Channel determines in its sole discretion, reasonably exercised, that any such change will have a materially adverse effect on the value of this Agreement to Clear Channel, Clear Channel shall have the right at any time from the date of such notice until six (6) months thereafter to terminate this Agreement effective upon two (2) weeks' prior written notice.

         F. KXJO agrees not to authorize, cause, permit or enable anything to be done, including, but not limited to, cablecasting or internet streaming, whereby any Rock Network programming supplied to KXJO is used for any purpose other than broadcasting by KXJO in its over-the-air service area, which broadcast is intended for reception by the general public in places to which no admission is charged, without Clear Channel's prior written consent. KXJO further agrees not to authorize, cause or permit anything to be done whereby any Rock Network programming supplied to KXJO is rebroadcast over a translator outside KXJO's over-the-air service area without Clear Channel's prior written consent.

         G. Except for Network Programs which are fed to KXJO with the express understanding that they may be taped for subsequent broadcast, KXJO agrees not to authorize, cause or permit anything to be done whereby a tape (other than a logger tape) is made or a recording is broadcast, of a program which has been or is being distributed on the Rock Network.

         H. KXJO agrees to maintain such licenses, including performing rights licenses as now are or hereafter may be in general use by radio broadcasting stations, as are necessary for KXJO to broadcast the Rock Network radio programs furnished hereunder.


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         I.       Neither party may assign this Agreement without the prior
written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the preceding sentence, either party may assign this Agreement without the consent of the other party to an entity controlling, controlled by, or under common control with, the assigning party. SBS further agrees that if any application is made to the FCC for any assignment or transfer of control of KXJO's license, or any interest therein, it will notify Clear Channel in writing immediately. If Clear Channel consents to the assignment of this Agreement to the proposed assignee or transferee following such notice, SBS will procure and deliver to Clear Channel, in form satisfactory to Clear Channel, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of KXJO's license, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind.

         J. In the event KXJO ceases operation for any reason, SBS will notify Clear Channel immediately. If KXJO ceases operation for a continuous period of thirty (30) days, Clear Channel shall have the right, if it so desires, to terminate this Agreement upon forty-eight (48) hours written notice.

         K. No inducements, representations or warranties except as specifically set forth herein have been made by any of the parties to this Agreement. This Agreement, including Schedule A attached hereto, constitutes the entire contract between the parties hereto and supersedes any and all prior affiliation agreements, broadcasting commitments, or any other understandings between KXJO and the Rock Network of whatever nature. No provision of this Agreement shall be changed or modified, nor shall this Agreement be discharged in whole or in part, except by an agreement in writing, signed by the party against whom the change, modification or discharge is claimed or sought to be enforced, nor shall any waiver of any of the conditions or provisions of this Agreement be effective and binding unless such waiver shall be in writing and signed by the party against whom the waiver is asserted; and no waiver of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or of any other provision.

         L. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         M. All notices hereunder may be given by hand delivery, facsimile or regular mail, and shall be deemed given as of the date of hand delivery, the date of confirmed facsimile delivery or three days after deposit in the United States mail, at the respective addresses of KXJO and Clear Channel as set forth below:

         If to KXJO:

         Spanish Broadcasting Systems, Inc.
         2601 S. Bayshore Drive, Penthouse II
         Coconut Grove, FL 33133
         Attn.: Joseph Garcia, CFO


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            If to Clear Channel:

            Clear Channel Broadcasting, Inc.
            50 East RiverCenter Boulevard
            12th Floor
            Covington, Kentucky 41011
            Attention: Randy Michaels, President
            Telecopier No.: 859-655-9345

IV.   TERM

      The initial term of this Agreement shall be from April 9, 2001 (the "Commencement Date") to and including April 8, 2003. This Agreement shall be automatically renewed on the same terms and conditions (subject to Schedule A attached hereto) for one (1) additional term of one (1) year, unless either party shall give the other party written notice not less than ninety (90) days prior to the expiration of the initial term that it elects not to have the agreement renewed. Notwithstanding the foregoing provisions of this Section IV, this Agreement may be terminated by either party upon thirty (30) days' prior written notice to the other party.

                            [SIGNATURE PAGE FOLLOWS]


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             SIGNATURE PAGE TO RADIO NETWORK AFFILIATION AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SBS:                              SBS OF SAN FRANCISCO, INC.



                                  By: /s/ Joseph A. Garcia
                                     --------------------------------------
                                     Name: Joseph Garcia
                                     Title: Vice President - CEO

CLEAR CHANNEL:                    CLEAR CHANNEL BROADCASTING, INC.



                                  By: /s/ David L. Crowl
                                      -------------------------------------
                                      Name: David L. Crowl
                                      Title: Regional Senior Vice President

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                                   SCHEDULE A

                                  Compensation


     During the first year of the term of this Agreement, the base monthly network compensation payable by Clear Channel to KXJO shall be $100,000 (the "Base Compensation Amount"). The Base Compensation Amount for additional years of the term of this Agreement (including the one (1) year renewal term, if any) shall be determined by multiplying the Base Compensation Amount for the current year of this Agreement by a fraction the numerator of which shall be the official Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All Goods and Services Base (1967 = -100) as promulgated by the U.S. Bureau of Labor Statistics of the United States Department of Labor, for the third month prior to each anniversary of the Commencement Date and the denominator of which shall be said Consumer Price Index for the month of the Commencement Date of this Agreement.

     The "Adjusted Monthly Compensation Amount" shall be the sum determined by the following formula:

                   Adjusted Monthly Compensation Amount  =  X
                   ------------------------------------     -
                         Base Compensation Amount           Y

where     X = number of :60 Rock Network commercial units cleared by
              KXJO; and
          Y = total number of :60 commercial units in Rock Network programming fed to KXJO, according to the following schedule:

                         Network Commercial Clearance:

                    Monday - Friday 5:00-5:30A - 4 units/day
                   Monday - Friday 5:00-10:00A - 66 units/day
                    Monday - Friday 10A-3:00P - 47 units/day
                   Monday - Friday 3:00-8:00P - 57 units/day
                  Monday - Friday 8:00P-12:00M - 42 units/day
                  Monday - Friday 12:00M-5:00A - 57 units/day

                       Saturday 5:00-5:30A - 4 units/day
                      Saturday 5:30-10:00A - 45 units/day
                       Saturday 10A-3:00P - 52 units/day
                       Saturday 3:00-8:00P - 52 units/day
                      Saturday 8:00P-12:00M - 41 units/day
                  Monday - Friday 12:00M-5:00A - 47 units/day











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                        Sunday 5:00-5:30A - 4 units/day
                       Sunday 5:30-10:00A - 45 units/day
                        Sunday 10A-3:00P - 52 units/day
                        Sunday 3:00-8:00P - 52 units/day
                      Sunday 8:00P - 12:00M - 41 units/day
                 Monday - Friday 12:00M - 5:00A - 47 units/day

         Within five (5) days after execution of this Agreement, Clear Channel shall pay to SBS an amount equal to the aggregate Base Compensation Amount for the first three (3) months of this Agreement. Clear Channel may deduct amounts from subsequent monthly payments to account for commercial units not cleared by KXJO during the first three (3) months of this Agreement. With respect to the fourth (4th) and subsequent months of this Agreement, Clear Channel shall pay the Adjusted Monthly Compensation Amount on a monthly basis not later than the fifteenth day of the month immediately following the month for which the Adjusted Monthly Compensation Amount has been calculated. The Adjusted Monthly Compensation Amount, the Base Compensation Amount and the clearance calculation shall be prorated for any partial months during which this Agreement is in effect.

         KXJO will retain the right to sell for its own account three (3) local :60 second commercial units per hour of Rock Network programming (Monday-Sunday 6 am-12 midnight, total of 378 units per week) ("Local Units"). The Local Units shall be available for sale solely by KXJO's local sales staff, and shall not be sold for the purpose of resale by any person or entity. Clear Channel will have an option to sell any Local Units which are unsold by KXJO. In the event Clear Channel sells any unsold Local Units, KXJO will be entitled to 15% of the revenue from such sales.